Exhibit 10.13
THE FEMALE HEALTH COMPANY
NONSTATUTORY STOCK OPTION GRANT AGREEMENT
(Grant No. _________)

THIS NONSTATUTORY STOCK OPTION GRANT AGREEMENT dated as of ____________ (the "Grant Date"), is between __________________ ("Optionee") and THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company").

RECITALS

    A.  The Company adopted The Female Health Company 2008 Stock Incentive Plan (the "Plan"), which was approved by its Board of Directors (the "Board") and shareholders effective March 27, 2008.  The Plan is administered by the Compensation Committee of the Board.

B.  The Administrator has designated Optionee as a participant in the Plan.

C.  Pursuant to the Plan, Optionee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following option granted to Optionee under the Plan.

AGREEMENTS

Optionee and the Company agree as follows:

1.  Grant of Stock Option.  The Company grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase all or any part of up to ______ shares (the "Option Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock "), on the terms and conditions set forth below and in the Plan.

2.  Option Price.  The purchase price of the Option Shares shall be $______ per share, which is equal to or greater than the Fair Market Value of the Common Stock on the Grant Date.  Payment of the purchase price shall be made by the Optionee at the time of exercise in the form of cash or a check or, to the extent permitted by the Administrator, under a cashless exercise program implemented by the Company in connection with the Plan.

3.  Vesting; Period of Exercise.  This Option shall vest as to the Option Shares as follows:  ______________________________.  Unless the Option is terminated as provided hereunder or under the Plan, Optionee may exercise this Option in whole or in part at any time after the Grant Date as to any Option Shares that have vested until it expires at 5 p.m., Chicago, Illinois time, on the ______ anniversary of the Grant Date (the "Option Period").

4.  Definitions.  Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments to the Plan shall apply to this Agreement.

5.  Option Designation.  This Option is a Nonstatutory Option in accordance with Section 8 of the Plan.

6.  Change in Capital Structure.  The Option rights and exercise price of such Option rights will be adjusted in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or other change in the capital structure of the Company as determined by the Administrator in accordance with the Plan.

7.  Nontransferability of Option.  The Option shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.

8.  Delivery by the Company.  As soon as practicable after receipt of all items referred to in Section 8(e)(i) of the Plan and any payment required by the Plan (which payment may also be made in accordance with a cashless exercise program implemented by the Company in connection with the Plan), the Company shall deliver to Optionee certificate(s) issued in Optionee's name for the number of Option Shares purchased by exercise of the Option (or, if requested by the Optionee, such shares shall be issued to the Optionee by electronic transfer to  the Optionee's broker).  If delivery is by mail, delivery of Option Shares shall be deemed effected when the stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Optionee.

9.  Addresses.  All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Optionee, to Optionee's address as is shown on the records of the Company or to such address as Optionee designates in writing.  Notice of any change of address shall be sent to the other party by registered or certified mail.  It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

10.  Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Optionee agrees that Optionee shall not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.  The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.

11.  Service Provider Relationship.  Nothing in this Agreement or in the Plan shall limit the right of the Company or any parent or subsidiary of the Company to terminate Optionee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Optionee as a service provider.

12.  Effect of Termination of Service Provider Relationship.

(a)  Termination of Relationship as a Service Provider.  If the Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, retirement after age 55 or termination for Cause, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's termination) shall remain exercisable for three months following the date of the Optionee's termination.

(b)  Disability or Retirement of Optionee.  If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability or the Optionee's retirement after age 55, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's termination) shall remain exercisable for twelve months following the date of the Optionee's termination.

(c)  Death of Optionee.  If the Optionee dies while a Service Provider, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's death) shall remain exercisable for twelve months following the Optionee's death.  The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution.

(d)  Termination for Cause.  If the Optionee ceases to be a Service Provider as a result of a termination for Cause, the Option, to the extent not exercised before such termination, shall forthwith terminate.

(e)  Unvested Options.  If the Option (or portion thereof) is not exercisable pursuant to Section 3 above as of the date of the Optionee's termination for any reason, the Option (or portion thereof) shall terminate as of the date of termination.

13.  Governing Law.  This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

14.  Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

_______________________________________
[Name of Optionee]

THE FEMALE HEALTH COMPANY

BY____________________________________

EXHIBIT A

Option Exercise

1.  I exercise my option to purchase the number of shares of The Female Health Company (the “Company”) common stock shown below pursuant to the Company’s 2008 Stock Incentive Plan.

Grant Agreement	Options Exercised

Date____________________ Grant No._________________	Number____________________ Per Share Option Price_________________ Option Price Enclosed____________________
2.  In connection with this Option exercise, I represent the following:

(a) All conditions under the above-referenced Grant Agreement have been met with respect to the Options exercised.

(b) I have had access to and have reviewed all current publicly available reports filed by the Company with the Securities and Exchange Commission and have based my purchase on that information and not on any other oral or written information supplied by the Company.

3.  I understand that before I receive my certificate for the shares referenced above, the Company requires me to remit to it an amount sufficient to satisfy any outstanding amounts due the Company and to satisfy any federal, state or local withholding tax requirements.

Date____________________	Name_______________________________ (Please print name exactly as it should appear on your stock certificate)
Signature______________________________